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                                                                   EXHIBIT 10.45


                        SETTLEMENT AND RELEASE AGREEMENT

January 10, 2003

Dear Jeff:

This Settlement and Release Agreement (the "Agreement") sets forth the terms and conditions of our agreement regarding the termination of your employment with First Virtual Communications, Inc. (the "Company"). This Agreement is made and entered into between you and the Company as of the last date on which this Agreement is executed by you (the "Effective Date"). You and the Company hereby agree as follows:

1. SEPARATION DATE. Your employment as the Company's Vice President of Engineering is terminated effective January 10, 2003 (the "Separation Date").

2. ACCRUED SALARY AND VACATION. You agree and acknowledge that the Company has paid you all accrued salary, and all accrued and unused vacation benefits earned through the Separation Date, if any, subject to standard payroll deductions, withholding taxes and other obligations.

3. EXPENSE REIMBURSEMENT. Within ten (10) business days of your execution of this Agreement, you agree that you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred prior to and including the Separation Date, if any, for which you seek reimbursement. The Company shall reimburse your expenses pursuant to Company policy and regular business practice.

4. SEVERANCE. You acknowledge and agree that, following the Effective Date, in accordance with the terms of the Employment Agreement between you and the Company effective as of April 11, 2001 (the "Employment Agreement"), and in consideration of the release of claims in Sections 11 and 12 herein, the Company will provide you with the following: (i) continuation of your current base salary, payable in bi-weekly installments for a six (6) month period, subject to standard deductions and withholdings; and (ii) to the extent provided by the federal COBRA law and by the Company's current group health insurance policies, you will be eligible to continue your health insurance benefits. Later, you may be able to convert to an individual policy through the provider of the Company's health insurance, if you wish. You will be provided with a separate notice of your COBRA rights. In the event that you are eligible for, and elect, continued coverage under COBRA, the Company, as part of this Agreement, will pay in full for your COBRA coverage at the same level of coverage that you elected prior to the Separation Date (if such coverage included your spouse and/or dependents immediately prior to the Separation Date, your spouse and/or dependents will also be covered), until the earlier of July 9, 2003 or the date you and your spouse and/or dependents become covered under another employer's group health plan that provides you and your spouse and/or dependents with comparable benefits and levels of coverage (the earlier date being the "Termination Date").

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Subsequent to the Termination Date, you will be solely responsible for full payment of your COBRA insurance premiums.

5. STOCK OPTIONS. You understand and agree that all vesting under any outstanding stock compensation award you may hold from the Company shall cease on the Separation Date. Your rights to exercise your outstanding stock options as to any vested shares remains as set forth under the Company's equity incentive plans and your Stock Option Agreements.

6. OTHER COMPENSATION AND BENEFITS. Except as expressly provided herein, you acknowledge and agree that you are not entitled to and will not receive any additional compensation, severance, stock options, stock or benefits from the Company.

7. COMPANY PROPERTY. You agree to immediately return to the Company all Company documents (and all copies thereof) and other Company property in your possession or your control, including, but not limited to, Company files, business plans, notes, samples, sales notebooks, drawings, specifications, calculations, sequences, data, computer-recorded information, tangible property, including, but not limited to, cellular phones, computers, credit cards, calling cards, entry cards, keys and any other materials of any nature pertaining to your work with the Company, and any documents or data of any description (or any reproduction of any documents or data) containing or pertaining to any proprietary or confidential material of the Company.

8. PROPRIETARY INFORMATION OBLIGATIONS. You acknowledge your continuing obligations under your Employee Proprietary Information and Inventions Agreement, a copy of which is attached hereto as EXHIBIT A.

9. NON-DISPARAGEMENT. You and the Company's officers and directors agree not to disparage the other party, nor the other party's officers, directors, employees, stockholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that both you and the Company may respond accurately and fully to any question, inquiry or request for information when required by legal process.

10. CONFIDENTIALITY AND PUBLICITY. The provisions of this Agreement shall be held in strictest confidence by you and the Company and shall not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement, in confidence, to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

11. RELEASE OF CLAIMS. In exchange for the consideration provided to you by this Agreement that you are not otherwise entitled to receive, you hereby generally and completely release the Company and its directors, officers, employees, stockholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to your signing this

                                       2.

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Agreement. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to your employment with the Company, including its predecessors, successors, parent and subsidiary entities, or the termination of that employment; (2) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) ("ADEA"), and the California Fair Employment and Housing Act (as amended).

12. UNKNOWN CLAIMS WAIVER. In giving the release in Sections 11 and 12 above, which includes claims which may be unknown to me at present, I hereby acknowledge that I have read and understand Section 1542 of the Civil Code of the State of California which reads as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

I hereby expressly waive and relinquish all rights and benefits under this section and any law or legal principle of similar effect in any jurisdiction with respect to claims released hereby.

13. NO ADMISSIONS. The parties hereto hereby acknowledge that this is a compromise settlement of various matters, and that the promised payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party or to any other person whomsoever.

14. ENTIRE AGREEMENT. This Agreement, including Exhibit A, constitute the complete, final and exclusive embodiment of the entire Agreement between you and the Company with regard to the subject matter hereof. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in a writing signed by you and a duly authorized officer of the Company. Each party has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by his or its respective attorneys, and signed the same of his or its free will. Except as specifically provided herein, the Employment Agreement will no longer have any force or effect as of the Separation Date.

15. SUCCESSORS AND ASSIGNS. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors, and administrators of each party, and inure to the benefit of each party, its agents, directors, officers, employees, servants, heirs, successors and assigns.

                                       3.

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16.      APPLICABLE LAW. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

17. ATTORNEYS' FEES. In the event of any litigation arising out of or relating to this Agreement, its breach or enforcement, including an action for declaratory relief, the prevailing party in such action or proceeding shall be entitled to receive his or its damages, court costs, and all out-of-pocket expenses, including attorneys fees. Such recovery shall include court costs, out-of-pocket expenses, and attorneys fees on appeal, if any.

18. SEVERABILITY. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired. Such court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

19. INDEMNIFICATION. Each party will indemnify and save harmless each other party hereto from any loss incurred directly or indirectly by reason of the falsity or inaccuracy of any representation made herein.

20. AUTHORIZATION. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein and, further, that you are fully entitled and duly authorized to give your complete and final general release and discharge.

21. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

22. SECTION HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Please confirm your assent to the foregoing terms and conditions of this Agreement by signing and returning a copy of this letter to me within seven (7) days of the date hereof.

Sincerely,

FIRST VIRTUAL COMMUNICATIONS, INC.

JONATHAN MORGAN
ACTING PRESIDENT AND CHIEF EXECUTIVE OFFICER

Attachments:
Exhibit A - Employee Proprietary Information and Inventions Agreement

                                       4.

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HAVING READ AND REVIEWED THE FOREGOING, I HEREBY AGREE TO AND ACCEPT THE TERMS
AND CONDITIONS OF THIS AGREEMENT AS STATED ABOVE.

Dated: ________________                      _______________________________
                                                      JEFF KRAMPF

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                                    EXHIBIT A

                      EMPLOYEE PROPRIETARY INFORMATION AND
                              INVENTIONS AGREEMENT

                                       5.